Investor Relations Contact:
Mark A. Schwertfeger, Senior VP and Chief Financial Officer
(800) 365-2759

BRIGGS & STRATTON CORPORATION REPORTS
FISCAL 2020 THIRD QUARTER RESULTS

Company taking aggressive action to control costs, enhance liquidity, and advance its strategic priorities

MILWAUKEE, May 7, 2020/PRNewswire/ -- Briggs & Stratton Corporation (NYSE: BGG), a recognized global leader in providing power to get work done, today announced financial results for its third quarter of fiscal 2020, ended March 29, 2020.

Fiscal Third Quarter 2020 Highlights:

•Net sales of $474 million declined $107 million, or 18%, from the prior year, as pandemic-related actions customers took late in the quarter compounded anticipated short-term impacts in certain business areas.
•Gross profit margin of 13.4% (GAAP) and adjusted gross profit margin of 15.2% decreased from gross profit margin of 16.7% (GAAP) and adjusted gross profit margin of 17.4%, respectively, last year.

•GAAP net loss was $145 million, or $3.47 per share, compared with net income of $8.0 million, or $0.19 per diluted share, for the third quarter of fiscal 2019. Net loss for the third quarter of fiscal 2020 included non-cash goodwill impairment charges of $67 million related to a recent review of end markets inclusive of effects related to COVID-19. The company also recorded a $70 million non-cash valuation allowance against deferred tax assets.

•Adjusted net loss was $10.8 million, or $0.26 per share, compared to net income of $14.6 million, or $0.34 per diluted share, for the prior year.

•The company withdrew its full-year fiscal 2020 guidance on March 31, 2020, due to the uncertainly caused by the COVID-19 pandemic.

“As we work through these uncertain times, I want to acknowledge the exemplary efforts of our entire team to ensure the health and safety of our communities, customers, business partners and ourselves,” said Briggs & Stratton Chairman, President and Chief Executive Officer Todd J. Teske. “I could not be prouder of our employees’ dedication and responsiveness to our customers’ needs as we face these challenging times head on.”

Teske continued, “Our third quarter performance reflects the unexpected and rapid impact this pandemic has had across the global economy. Our OEM customers and channel partners quickly decreased business activity in the latter half of March to protect workers and public health and safety, which impacted our anticipated shipments. Combined with actions we are taking as part of our repositioning plan, we are aggressively working to reduce costs, better manage working capital, and prioritize cash generation. These actions resulted in the reduction of inventories by $85 million during the quarter. Lastly, we recently amended our credit agreement to enhance our liquidity to better navigate the economic impact of the pandemic as we continue our work to secure long-term capital for the business.”

Teske concluded, “We remain focused on our strategic priorities, including the consolidation of our residential engine production from two facilities to one which will generate up to $14 million in savings, and the commercialization of our Vanguard commercial battery system. We recognized $5 million in cost savings during the quarter from our Business Optimization Program and improved operating efficiencies. We are also focused on the strategic repositioning plan we announced in early March, which builds on our foundation as a clear leader in power application. We also must continue to address our financial position and liquidity. We will continue to assess business conditions and move forward with these strategic goals in mind.”

Conference Call Information:

The company will host a conference call today, May 7, 2020, at 10:00 AM (ET) to review its third quarter financial results. A live webcast of the conference call will be available on the company’s corporate website: http://investors.basco.com.

Also available is a dial-in number to access the call real-time. To join, dial (877) 233-9136 and enter Conference ID 4887033. A replay will be offered beginning approximately two hours after the call ends and will be available for one week. Dial (855) 859-2056 and enter the Conference ID to access the replay.

Non-GAAP Financial Measures:

This release refers to non-GAAP financial measures including “adjusted gross profit”, “adjusted engineering, selling, general, and administrative expenses”, “adjusted segment income (loss)”, “adjusted net income (loss)”, and “adjusted diluted earnings (loss) per share.” Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to certain GAAP financial measures.

Safe Harbor Statement:

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “plan”, “project”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the company’s current views and assumptions and involve risks and uncertainties that include, among other things, the impact of the COVID-19 pandemic on the company's business, financial position, results of operations and liquidity including its ability to continue as a going concern and its ability to access additional funding sources; the ability to successfully forecast demand for its products; changes in interest rates and foreign exchange rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom the company competes; changes in laws and regulations, including U.S. tax reform, changes in tax rates, laws and regulations as well as related guidance; imposition of new, or changes in existing, duties, tariffs and trade agreements; changes in customer and OEM demand; changes in prices of raw materials and parts that the company purchases; changes in domestic and foreign economic conditions (including effects from the U.K.’s decision to exit the European Union); the ability to bring new productive capacity on line efficiently and with good quality; outcomes of legal proceedings and claims; the ability to realize anticipated savings from the business optimization program and restructuring actions; and other factors disclosed from time to time in the company’s SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of the company’s Annual Report on Form 10-K and in its periodic reports on Form 10-Q. The company undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this release.

About Briggs & Stratton Corporation:

Briggs & Stratton Corporation (NYSE: BGG), headquartered in Milwaukee, Wisconsin, is focused on providing power to get work done and make people’s lives better. Briggs & Stratton is the world’s largest producer of gasoline engines for outdoor power equipment, and is a leading designer, manufacturer and marketer of power generation, pressure washer, lawn and garden, turf care and job site products through its Briggs & Stratton®, Simplicity®, Snapper®, Ferris®, Vanguard®, Allmand®, Billy Goat®, Murray®, Branco®, and Victa® brands. Briggs & Stratton products are designed, manufactured, marketed and serviced in over 100 countries on six continents. For additional information, please visit www.basco.com and www.briggsandstratton.com.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations for the Periods Ended March
(In Thousands, except per share data)

	Three Months Ended March		Nine Months Ended March
	FY2020	FY2019	FY2020	FY2019
NET SALES	$473,535	$580,196	$1,225,195	$1,364,655
COST OF GOODS SOLD	410,071	483,209	1,050,460	1,131,422
Gross Profit	63,464	96,987	174,735	233,233

ENGINEERING, SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	74,897	79,521	232,758	267,553
GOODWILL IMPAIRMENT	67,480	—	67,480	—
EQUITY IN EARNINGS OF UNCONSOLIDATED AFFILIATES	(2,746)	(205)	(537)	5,786
Income (Loss) from Operations	(81,659)	17,261	(126,040)	(28,534)

INTEREST EXPENSE	(9,521)	(9,088)	(25,390)	(21,731)
OTHER INCOME (EXPENSE)	(1,773)	953	(2,904)	391
Loss before Income Taxes	(92,953)	9,126	(154,334)	(49,874)

PROVISION (CREDIT) FOR INCOME TAXES	51,653	1,121	39,253	(14,331)
Net Loss	$(144,606)	$8,005	$(193,587)	$(35,543)

EARNINGS (LOSS) PER SHARE
Basic	$(3.47)	$0.19	$(4.65)	$(0.86)
Diluted	$(3.47)	$0.19	$(4.65)	$(0.86)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	41,726	41,527	41,685	41,691
Diluted	41,726	41,527	41,685	41,691

Supplemental International Sales Information
(In Thousands)

	Three Months Ended March		Nine Months Ended March
	FY2020	FY2019	FY2020	FY2019
International sales based on product shipment destination	$138,771	$142,817	$385,406	$379,468

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets as of the End of March
(In Thousands)

CURRENT ASSETS:	FY2020	FY2019
Cash and Cash Equivalents	$44,413	$23,863
Accounts Receivable, Net	236,341	253,536
Inventories	526,514	525,210
Prepaid Expenses and Other Current Assets	36,381	34,682
Total Current Assets	843,649	837,291

OTHER ASSETS:
Goodwill	100,360	169,693
Investments	30,554	46,937
Other Intangible Assets, Net	95,064	97,465
Deferred Income Tax Asset	4,364	31,031
Other Long-Term Assets, Net	21,149	20,365
Right of Use Asset	103,924	—
Total Other Assets	355,415	365,491

PLANT AND EQUIPMENT:
At Cost	1,238,822	1,208,747
Less - Accumulated Depreciation	848,488	795,467
Plant and Equipment, Net	390,334	413,280
	$1,589,398	$1,616,062

CURRENT LIABILITIES:
Accounts Payable	$192,114	$272,125
Short-Term Debt (1)	597,473	211,545
Accrued Liabilities	128,987	143,432
Short-Term Lease Obligation	11,710	—
Total Current Liabilities	930,284	627,102

OTHER LIABILITIES:
Accrued Pension Cost	209,318	179,487
Accrued Employee Benefits	21,110	20,122
Accrued Postretirement Health Care Obligation	22,035	25,294
Other Long-Term Liabilities	77,244	61,050
Long-Term Lease Obligation	90,067	—
Long-Term Debt	—	195,464
Total Other Liabilities	419,774	481,417

SHAREHOLDERS' INVESTMENT:
Common Stock	579	579
Additional Paid-In Capital	72,341	77,523
Retained Earnings	796,426	1,018,265
Accumulated Other Comprehensive Loss	(305,891)	(255,021)
Treasury Stock, at Cost	(324,115)	(333,803)
Total Shareholders' Investment	239,340	507,543
	$1,589,398	$1,616,062
(1) As a result of the revolving credit agreement ("ABL Facility") amendment entered into on April 27, 2020, the Company classifies its outstanding borrowings under the ABL facility as a short term liability, in compliance with U.S. Generally Accepted Accounting Principles, due to the requirement to directly apply cash deposits to repay outstanding loans

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In Thousands)

	Nine Months Ended March
CASH FLOWS FROM OPERATING ACTIVITIES:	FY2020	FY2019
Net Loss	$(193,587)	$(35,543)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and Amortization	54,819	47,385
Stock Compensation Expense	4,468	5,496
Goodwill and Tradename Impairment	67,480	—
Pension Settlement Expense	—	—
Loss on Disposition of Plant and Equipment	1,412	66
Provision for Deferred Income Taxes	36,294	(19,247)
Equity in Earnings of Unconsolidated Affiliates	(3,302)	(8,403)
Dividends Received from Unconsolidated Affiliates	10,376	10,510
Loss on Disposition of Unconsolidated Affiliates	1,000	—

Changes in Operating Assets and Liabilities:
Accounts Receivable	(41,447)	(70,876)
Inventories	(26,843)	(113,407)
Other Current Assets	(3,301)	(856)
Accounts Payable, Accrued Liabilities and Income Taxes	(75,314)	77,905
Other, Net	(1,633)	2,079
Net Cash Used in Operating Activities	(169,578)	(104,891)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(43,066)	(46,379)
Proceeds Received on Disposition of Plant and Equipment	2,680	31
Cash Paid for Acquisitions, Net of Cash Acquired	—	(8,865)
Net Cash Used in Investing Activities	(40,386)	(55,213)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings on Credit Facilities	241,684	163,509
Debt Issuance Costs	(6,161)	—
Treasury Stock Purchases	—	(11,937)
Repayment of Long Term Debt	—	(5,424)
Stock Option Exercise Proceeds and Tax Benefits	—	1,823
Payments Related to Shares Withheld for Taxes for Stock Compensation	(55)	(257)
Cash Dividends Paid	(10,136)	(11,891)
Net Cash Provided by Financing Activities	225,332	135,823

EFFECT OF EXCHANGE RATE CHANGES	(570)	(239)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	14,798	(24,520)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, Beginning (1)	30,342	49,218
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, Ending (2)	$45,140	$24,698

1 Included within Beginning Cash, Cash Equivalents, and Restricted Cash is approximately $0.8 million and $4.3 of restricted cash as of June 30, 2019 and July 1, 2018, respectively.

2 Included within Ending Cash, Cash Equivalents, and Restricted Cash is approximately $0.7 million and $0.8 million of restricted cash as of March 29, 2020 and March 31, 2019, respectively.

SUPPLEMENTAL SEGMENT INFORMATION

Engines Segment:

	Three Months Ended March		Nine Months Ended March
(In Thousands)	FY2020	FY2019	FY2020	FY2019
Net Sales	$269,619	$336,243	$622,163	$727,351

Gross Profit as Reported	$45,418	$72,529	$97,753	$144,272
Engine Manufacturing Consolidation Project	6,184	—	18,136	—
Business Optimization	—	623	223	1,712
Adjusted Gross Profit	$51,602	$73,152	$116,112	$145,984

Gross Profit % as Reported	16.8%	21.6%	15.7%	19.8%
Adjusted Gross Profit %	19.1%	21.8%	18.7%	20.1%

Segment Income (Loss) as Reported	$(59,161)	$22,833	$(101,312)	$(16,579)
Engine Manufacturing Consolidation Project	6,184	—	18,136	—
Business Optimization	3,281	5,211	5,766	27,083
Goodwill Impairment	55,463	—	55,463	—
Business Realignment	944	—	944	—
Adjusted Segment Income (Loss)	$6,711	$28,044	$(21,003)	$10,504

Segment Income (Loss) % as Reported	(21.9)%	6.8%	(16.3)%	(2.3)%
Adjusted Segment Income (Loss) %	2.5%	8.3%	(3.4)%	1.4%

Third Quarter Highlights

•Engine sales unit volumes decreased by approximately 538,000 engines, or 26%, on lower shipments of residential engines. The majority of this decrease was anticipated due to timing of shipments based on the company’s belief that channel partners would order sequentially later compared to last year. Shipments also declined due to the impact of the COVID-19 pandemic causing several customers to close down or reduce production operations in the latter half of March.
•Net sales of $270 million declined 20% from a year ago, including an estimated negative impact of $10 million from the COVID-19 pandemic which reduced segment sales by three percentage points. The company estimates that COVID-19 reduced adjusted segment income of $6.7 million by approximately $4 million.
•GAAP gross profit percentage compared to last year decreased 480 basis points and adjusted gross profit margin decreased 270 basis points, predominantly on lower production volumes, and unfavorable foreign exchange. The decrease in margins was partially offset by business optimization program savings and manufacturing efficiency improvements of nearly $6 million.
•Segment results include a non-cash goodwill impairment charge of $55 million, reflecting current market conditions, including the uncertainties related to the COVID-19 pandemic.
•Results also include: $10.4 million in charges consisting of: $6.2 million for the consolidation of the company’s residential engine manufacturing facilities; $3.3 million in business optimization charges; and a $0.9 million charge related to the company’s strategic repositioning plan.
•GAAP engineering, selling, general and administrative expenses (ESG&A) declined by $3.3 million. Adjusted ESG&A decreased $0.4 million.

Products Segment:

	Three Months Ended March		Nine Months Ended March
(In Thousands)	FY2020	FY2019	FY2020	FY2019
Net Sales	$229,368	$271,209	$666,993	$698,879

Gross Profit as Reported	$17,789	$24,348	$77,786	$89,402
Business Optimization	489	3,267	1,579	6,978
Litigation Settlement	1,700	—	1,700	—
Adjusted Gross Profit	$19,978	$27,615	$81,065	$96,380

Gross Profit % as Reported	7.8%	9.0%	11.7%	12.8%
Adjusted Gross Profit %	8.7%	10.2%	12.2%	13.8%

Segment Income (Loss) as Reported	$(22,755)	$(5,682)	$(23,924)	$(11,513)
Business Optimization	489	4,407	2,053	13,207
Goodwill Impairment	12,017	—	12,017	—
Litigation Settlement	1,700	—	1,700	2,000
Business Realignment	305	—	305	—
Retailer Bankruptcy Bad Debt Expense	—	—	—	4,132
Acquisition Related Charges	—	287	—	523
Adjusted Segment Income	$(8,244)	$(988)	$(7,849)	$8,349

Segment Income (Loss) % as Reported	(9.9)%	(2.1)%	(3.6)%	(1.6)%
Adjusted Segment Income %	(3.6)%	(0.4)%	(1.2)%	1.2%

Third Quarter Highlights

•Net sales decreased by $42 million, or 15%, on lower shipments of turf and job site products as well as lower sales of portable generators. The company estimates that the COVID-19 pandemic reduced segment sales by approximately $30 million. The impact of the pandemic on segment income is estimated at approximately $7 million.
•Gross profit percentage on a GAAP basis decreased by 120 basis points from a year ago. The adjusted gross profit percentage decreased 150 basis points, principally related to unfavorable sales mix, including the impact of COVID-19, which predominantly impacted turf product sales through the company’s independent dealer channel, higher material costs and unfavorable foreign exchange. Offsetting the decrease in adjusted margin were improved manufacturing efficiencies and business optimization program savings of nearly $5 million.
•Segment results include a non-cash goodwill impairment charge of $12 million, related to the job site business.
•Results also include: $0.5 million in business optimization charges; a $1.7 million charge for litigation settlement, and a $0.3 million charge related to the company’s strategic repositioning plan.
•GAAP ESG&A expense decreased $1.3 million from a year ago. Adjusted ESG&A expense of $28.6 million declined $0.2 million from a year ago.

Non-GAAP Financial Measures

Briggs & Stratton Corporation prepares its financial statements using Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Briggs & Stratton Corporation management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the company’s business trends and to understand the company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. The following tables are reconciliations of the non-GAAP financial measures:

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
Adjusted Segment Information for the Three Month Periods Ended March
(In Thousands, except per share data)

	Three Months Ended March
	FY2020 Reported	Adjustments (1)	FY2020 Adjusted	FY2019 Reported	Adjustments	FY2019 Adjusted
Gross Profit
Engines	$45,418	$6,184	$51,602	$72,529	$623	$73,151
Products	17,789	2,189	19,978	24,348	3,267	27,615
Inter-Segment Eliminations	257	—	257	110	—	110
Total	$63,464	$8,373	$71,837	$96,987	$3,890	$100,876
Engineering, Selling, General and Administrative Expenses
Engines	$45,983	$907	$45,076	$49,287	$3,835	$45,452
Products	28,914	305	28,609	30,234	1,428	28,806
Total	$74,897	$1,212	$73,685	$79,521	$5,263	$74,258

Goodwill Impairment
Engines	$55,463	$55,463	$—	$—	$—	$—
Products	12,017	12,017	—	—	—	—
Total	$67,480	$67,480	$—	$—	$—	$—

Equity in Earnings of Unconsolidated Affiliates
Engines	$(3,133)	$3,318	$185	$(408)	$753	$345
Products	387	—	387	203	—	203
Total	$(2,746)	$3,318	$572	$(205)	$753	$548

Segment Income (Loss)
Engines	$(59,161)	$65,872	$6,711	$22,833	$5,211	$28,044
Products	(22,755)	14,511	(8,244)	(5,682)	4,694	(988)
Inter-Segment Eliminations	257	—	257	110	—	110
Total	$(81,659)	$80,383	$(1,276)	$17,261	$9,905	$27,166

Interest Expense	$(9,521)	$—	$(9,521)	$(9,088)	$15	$(9,073)
Other Income	$(1,773)	$20	$(1,753)	$953	$—	$953

Income (Loss) before Income Taxes	(92,953)	80,403	(12,550)	9,126	9,920	19,046
Provision (Benefit) for Income Taxes	51,653	(53,360)	(1,707)	1,121	3,288	4,409
Net Income (Loss)	$(144,606)	$133,763	$(10,843)	$8,005	$6,632	$14,637

Earnings (Loss) Per Share
Basic	$(3.47)	$3.21	$(0.26)	$0.19	$0.15	$0.34
Diluted	(3.47)	3.21	(0.26)	0.19	0.15	0.34

(1) For the third quarter of fiscal 2020, engine manufacturing consolidation charges include $4.0 million ($1.0 million after tax) of cash charges and $2.2 million ($0.6 million after tax) of non-cash charges related to the closure of the engine plant in Murray, Kentucky. Business optimization expenses include $2.8 million ($0.7 million after tax) of cash charges and $0.9 million ($0.2 million after tax) to the warehouse optimization program and the plan to onshore Commercial engine production. Goodwill Impairment charges include $67.5 million ($67.5 million after tax) of non-cash impairment charges related to the impairment of Job Site and Engines goodwill. Gross profit includes $1.7 million ($0.4 million after tax) related to the settlement of a product liability matter. ESG&A includes $1.3 million ($0.3 million after tax) related to business realignment. Tax expense includes a $70.3. million charge to record a valuation allowance against deferred tax assets and a $7.5 million benefit as a result of the Coronavirus Aid and Relief and Economic Security Act (CARES Act).

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
Adjusted Segment Information for the Nine Month Periods Ended March
(In Thousands, except per share data)

	Nine Months Ended March
	FY2020 Reported	Adjustments (1)	FY2020 Adjusted	FY2019 Reported	Adjustments	FY2019 Adjusted
Gross Profit
Engines	$97,753	$18,359	$116,112	$144,272	$1,712	$145,984
Products	77,786	3,279	81,065	89,402	6,978	96,380
Inter-Segment Eliminations	(804)	—	(804)	(441)	—	(441)
Total	$174,735	$21,638	$196,373	$233,233	$8,690	$241,923
Engineering, Selling, General and Administrative Expenses
Engines	$141,498	$2,648	$138,850	$163,997	$22,754	$141,243
Products	91,260	779	90,481	103,556	12,884	90,672
Total	$232,758	$3,427	$229,331	$267,552	$35,638	$231,915

Goodwill Impairment
Engines	$55,463	$55,463	$—	$—	$—	$—
Products	12,017	12,017	—	—	—	—
Total	$67,480	$67,480	$—	$—	$—	$—

Equity in Earnings of Unconsolidated Affiliates
Engines	$(2,104)	$3,839	$1,735	$3,146	$2,617	$5,763
Products	1,567	—	1,567	2,640	—	2,640
Total	$(537)	$3,839	$3,302	$5,786	$2,617	$8,403

Segment Income (Loss)
Engines	$(101,312)	$80,309	$(21,003)	$(16,579)	$27,083	$10,504
Products	(23,924)	16,075	(7,849)	(11,513)	19,862	8,349
Inter-Segment Eliminations	(804)	—	(804)	(441)	—	(441)
Total	$(126,040)	$96,384	$(29,656)	$(28,533)	$46,945	$18,411

Interest Expense	$(25,390)	$—	$(25,390)	$(21,731)	$263	$(21,468)
Other Income	$(2,904)	$20	$(2,884)	$391	$—	$391

Income (Loss) before Income Taxes	(154,334)	96,404	(57,930)	(49,874)	47,208	(2,666)
Provision (Benefit) for Income Taxes	39,253	(50,581)	(11,328)	(14,331)	9,602	(4,729)
Net Income (Loss)	$(193,587)	$146,985	$(46,602)	$(35,543)	$37,606	$2,063

Earnings (Loss) Per Share
Basic	$(4.65)	$3.53	$(1.12)	$(0.86)	$0.90	$0.04
Diluted	(4.65)	3.53	(1.12)	(0.86)	0.90	0.04

(1) For the nine months ended March 29, 2020, engine manufacturing consolidation charges include $9.0 million ($5.2 million after tax) of cash charges and $9.1 million ($5.3 million after tax) of non-cash charges related to the closure of the engine plant in Murray, Kentucky. Business optimization expenses include $5.6 million ($3.2 million after tax) of cash charges and $2.2 million ($1.3 after tax) to the warehouse optimization program and the plan to onshore Commercial engine production. Goodwill Impairment charges include $67.5 million ($67.5 million after tax) of non-cash impairment charges related to the impairment of Job Site and Engines goodwill. Gross profit includes $1.7 million ($1.0 million after tax) related to the settlement of a product liability matter. ESG&A includes $1.3 million ($0.8 million after tax) related to business realignment. Tax expense includes a $70.3 million charge to record a valuation allowance against deferred tax assets and a $7.5 million benefit as a result of the Coronavirus Aid and Relief and Economic Security Act (CARES Act).